Exhibit 10.7
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”) and the Restricted Stock Units Agreement attached hereto (the “Agreement”), as follows:

Participant:	_________________	Employee ID:	_________________
Grant Date:	_________________	Grant No.:	_________________
Target Number of Units:	_________________, subject to adjustment as provided by the Agreement.
Settlement Date:
Except as otherwise provided in the Agreement or a separate written employment or other agreement between a Participating Company and the Participant, as soon as practicable on or after each Unit Vesting Date (or such other date on which the Award vests pursuant to Sections 4 or 7 of the Agreement), but in any event no later than seventy four (74) days following such date.

Vested Units:
Except as provided in the Restricted Stock Units Agreement or a separate written employment or other agreement between a Participating Company and the Participant and provided that the Participant’s Service has not terminated prior to the applicable Unit Vesting Date set forth below, the percentage of the Total Number of Units which become Vested Units on each Unit Vesting Date Shall be as follows:

	Unit Vesting Date	Percentage of Total Number of Units Vesting:
	[Insert vesting dates]	[Insert vesting percentages]
By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.
LULULEMON ATHLETICA INC.

By:	__________________
__________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

Attachment:	Restricted Stock Units Agreement

LULULEMON ATHLETICA INC.
RESTRICTED STOCK UNITS AGREEMENT

lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan, and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
The Participant also acknowledges and agrees that the purpose of this grant of Restricted Stock Units is to compensate the Participant in exchange for contributions made while actively at work. Accordingly, vesting will be deferred for periods of leave in accordance with Section 4.2 below.
1.    DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)    “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to the Dividend Equivalent Right described in Section 3.3.
(b)    “Units” means the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 8.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with, or be exempt from, Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.    THE AWARD.
3.1    Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and 8. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Stock issued upon settlement of the Units, the consideration for which shall be past Services actually rendered and/or future Services to be rendered a Participating Company. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past Services having a value not less than the par value of the Stock issued upon settlement of the Units.
3.3    Dividend Equivalent Units. This Agreement also constitutes the award of a Dividend Equivalent Right to the Participant. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock such date and (ii) the sum of the Total Number of Units and the number of Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Units shall be rounded down to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.
4.    VESTING OF UNITS.
4.1    In General. Except as provided by this Section 4 and Section 7, the Units shall vest and become Vested Units as provided in the Grant Notice.
4.2    Effect of Leave of Absence. Unless otherwise required by law, in the event that the Participant has taken in excess of thirty (30) days in a leave or leaves of absence during the period beginning on the Grant Date and ending on the applicable Unit Vesting Date, the applicable Unit Vesting Date will be deferred for a period of time equal to the duration of such leave or leaves of absence.
4.3    Termination for Any Reason Other Than Death or Disability. In the event of the termination of the Participant’s Service for any reason other than death or Disability (whether voluntary or involuntary and with or without Cause) prior to a Unit Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the unvested Units subject to the Award. The Participant shall not be entitled to any payment for such forfeited Units.
4.4    Termination by Reason of Death. In the event of the death prior to any Unit Vesting Date, then on the date of such death unvested Units shall become Vested Units.
4.5    Termination by Reason of Disability. In the event of the termination of the Participant’s Service by reason of Disability prior to any Unit Vesting Date, then on the date of such termination all unvested Units shall become Vested Units.
4.6    Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything above to the contrary, if, during the Participant’s Service, or following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to any Unit Vesting Date, then all of the Units shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective upon any violation described above, any Units which have become Vested Units during the Participant’s Service, or following the Participant’s termination of Service shall be forfeited by the Participant and any shares of Stock retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the

Participant has disposed of the shares (including, but not limited to shares subject to Section 6.2), then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5.    SETTLEMENT OF THE AWARD.
5.1    Issuance of Stock. Subject to the provisions of Section 5.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall be subject to any restrictions as may be required pursuant to Section 5.3, Section 6, or the Trading Compliance Policy.
5.2    Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 5.2, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant. In addition, shares of Stock settled as a result of this Agreement may be held in book entry form.
5.3    Restrictions on Grant of the Award and Issuance of Shares of Stock. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No share of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4    Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Units shall be rounded down to the nearest whole number.
6.    TAX MATTERS.
6.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to process the settlement of the Award or to deliver shares of Stock until the tax withholding obligations as described in this Section have been satisfied by the Participant.
6.2    Withholding in Shares. Subject to applicable law, the Company may require the Participant to satisfy its tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares of Stock having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

7.    CHANGE IN CONTROL.
7.1    Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to any Unit Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 7.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Unit subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock of the Company on the effective date of the Change in Control was entitled for each Unit subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the then unvested Units shall be accelerated in full and such Units shall be deemed Vested Units effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) share of Stock for each Vested Unit determined in accordance with this Section 7.1. The vesting of Units and settlement of the Award that was permissible solely by reason of this Section 7.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Units which are subject to accelerated vesting in (a) cash, (b) stock of the Company or the Acquiror, or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Unit (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
7.2    Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Award is assumed or continued following a Change in Control, and if the Participant’s Service ceases as a result of a Termination After Change in Control (as defined below), the surviving Units shall become Vested Units and the Award shall be settled promptly following such event.
(a)    “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i)    Termination of the Participant’s Service with the Participating Company Group or such successor without Cause; or
(ii)    The Participant’s resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service which (A) is for Cause; (B) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b)    “Good Reason” shall mean any one or more of the following:
(i)    Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
(ii)    Without the Participant’s written consent, the relocation of the Participant’s principal place of Service to a location that is more than fifty (50) miles from the Participant’s principal place of

Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii)    Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company Group of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
7.3    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. In the event that any acceleration of vesting the Units and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
(b)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 7.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 7.3(a) (an “Event”), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 7.3(b).
8.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9.    RIGHTS AS A STOCKHOLDER OR EMPLOYEE.
The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service or interfere in any way with any right of any Participating Company to terminate the Participant’s Service at any time.
10.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.    COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
11.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
11.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of the Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
11.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
11.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12.    MISCELLANEOUS PROVISIONS.
12.1    Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.
12.2    Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
12.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).
12.6    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
12.7    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
12.8    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.